Exhibit 16.1

April 1, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Aurora Diagnostic Holdings, LLC's statements included in Item 4.01 of its Form 8-K filed on April 1, 2015 and we agree with such statements concerning our firm contained in paragraphs 1, 3, 4 and 6.  We have no basis to agree or disagree with the statements in paragraph 2 or 5 of Item 4.01.  We also agree with the statements concerning our firm included in Item 4.02.

/s/ McGladrey LLP

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